                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                   FORM 8-K/A

                           C U R R E N T  R E P O R T


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934.

                                 January 3, 1997
           -----------------------------------------------------------
                Date of Report (Date of earliest event reported)


                             HA-LO Industries, Inc.
           ----------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    Illinois
           ----------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


          0-20758                                      36-3573412
-----------------------------           ---------------------------------------
     (Commission File Number)                (IRS Employer Identification No.)


5980 Touhy Avenue, Niles, Illinois                          60714
------------------------------------------             -------------------
 (Address of Principal Executive Offices)                 (Zip Code)

                                 (847) 647-2300
            ---------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
       -------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     Set forth on the following pages are the financial statements and related pro forma financial information required by this Item 7 pertaining to the purchase by HA-LO Industries, Inc. of certain assets used in connection with the business of Creative Concepts in Advertising, Inc. and its affiliate, Creadis Group.

                             HA-LO INDUSTRIES, INC.
           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                    UNAUDITED

1. The accompanying pro forma combined condensed financial statements reflect the issuance of 2,835,632 shares of HA-LO common stock for all outstanding common stock of Creative Concepts in Advertising, Inc. and its affiliate, Creadis Group (together CCA). The transaction, which was consummated on January 3, 1997 has been accounted for as a pooling-of-interests in accordance with the provisions of Accounting Principles Board Opinion No. 16.

2.   Prior to its acquisition, Creative Concepts in Advertising had elected to
     be treated as an S Corporation for federal income taxes.   The accompanying
     pro forma combined condensed financial statements include an unaudited pro forma income tax benefit for this entity at an effective rate of 40%.

3. Earnings per share for in the accompanying pro forma combined condensed financial statements is based on the weighted average number of shares of HA-LO common stock outstanding, including common stock equivalents, plus the 2,835,632 shares to issued in connection with the acquisition.

4. The unaudited combined condensed financial statements of HA-LO and CCA exclude any non-recurring costs and expenses associated with consummating the acquisition and combining the operations of the companies. Such costs are expected to result in a one time after tax charge to HA-LO's earnings of approximately $1,000,000. The charge relates primarily to transaction costs and will occur in the first quarter of 1997.

                             HA-LO Industries, Inc.
                   Pro Forma Combined Condensed Balance Sheets
                            As of  December 31, 1996


               ASSETS
               ------

                                                    HA-LO                  CCA              Combined
                                                    -----                  ---              --------
CURRENT ASSETS:
   Cash, cash equivalents and investments       $  6,771,328         $   352,600         $ 7,123,928
   Receivables                                    52,551,454          18,630,158         $71,181,612
   Inventories                                     5,776,350           5,493,772         $11,270,122
   Prepaid expenses and deposits                   3,116,050             969,755           4,085,805
                                                ----------------------------------------------------
      Total current assets                        68,215,182          25,446,285          93,661,467
                                                ----------------------------------------------------

PROPERTY AND EQUIPMENT, NET                        9,682,494           3,772,309          13,454,803
                                                ----------------------------------------------------

OTHER ASSETS                                       9,736,326           4,299,538          14,035,864
                                                ----------------------------------------------------

                                                 $87,634,002         $33,518,132        $121,152,134
                                                ----------------------------------------------------
                                                ----------------------------------------------------


             LIABILITIES AND
          SHAREHOLDERS' EQUITY
          --------------------

                                                     HA-LO                 CCA             Combined
                                                     -----                 ---             --------
CURRENT LIABILITIES:
   Accounts payable                               14,495,222           8,521,714          23,016,936
   Accrued Expenses                               10,176,645           2,215,057          12,391,702
   Deferred taxes                                  1,058,087                   -           1,058,087
                                               -----------------------------------------------------
      Total current liabilities                   25,729,954          10,736,771          36,466,725
                                               -----------------------------------------------------

LONG-TERM DEBT                                     2,901,785          23,301,460          26,203,245
                                               -----------------------------------------------------

DEFERRED LIABILITIES                               1,755,335                   -           1,755,335
                                               -----------------------------------------------------

SHAREHOLDERS' EQUITY                              57,246,928           (520,099)          56,726,829
                                               -----------------------------------------------------

                                                  87,634,002          33,518,132         121,152,134
                                               -----------------------------------------------------
                                               -----------------------------------------------------



       The accompanying notes are an integral part of these balance sheets

                             HA-LO Industries, Inc.
                 Pro Forma Combined Condensed Income Statements
                      For the Year Ended December 31, 1996

                                                        HA-LO                 CCA              Combined
                                                        -----                 ---              --------
NET SALES                                          $  254,887,550       $  67,512,993      $  322,400,543
COST OF SALES                                         182,442,369          46,381,906         228,824,275
                                                   ------------------------------------------------------
                                                       72,445,181          21,131,087          93,576,268
   Gross Profit

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES           57,208,006          21,537,169          78,745,175
                                                   ------------------------------------------------------

   Income (loss) from operations                       15,237,175            (406,082)         14,831,093
                                                   ------------------------------------------------------

OTHER INCOME (EXPENSE):                                   380,603          (1,750,617)         (1,370,014)
                                                   ------------------------------------------------------

   Income (loss) before taxes                          15,617,778          (2,156,699)         13,461,079

PROVISION (BENEFIT) FOR INCOME TAXES                    6,248,279            (862,680)          5,385,599
                                                   ------------------------------------------------------

NET INCOME (LOSS) FOR THE YEAR                       $  9,369,499       $  (1,294,019)       $  8,075,480
                                                   ------------------------------------------------------
                                                   ------------------------------------------------------

FULLY DILUTED NET INCOME PER SHARE                                                             0.40

FULLY DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING                                              20,416,373


         The accompanying notes are an integral part of these statements

                        CREATIVE CONCEPTS IN ADVERTISING, INC.
                               AND CREADIS GROUP, INC.

                            COMBINED FINANCIAL STATEMENTS
                               AS OF DECEMBER 31, 1996
                            TOGETHER WITH AUDITORS' REPORT

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors of Creative Concepts in
Advertising, Inc., and Creadis Group, Inc.:

We have audited the accompanying combined balance sheet of CREATIVE CONCEPTS IN ADVERTISING, INC. (a Michigan corporation) AND CREADIS GROUP, INC. (an Ontario, Canada, corporation) as of December 31, 1996, and the related combined statements of operations, shareholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Creative Concepts in Advertising, Inc. and Creadis Group, Inc. as as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.




ARTHUR ANDERSEN LLP




Chicago, Illinois
March 7, 1997

                        CREATIVE CONCEPTS IN ADVERTISING, INC.
                               AND CREADIS GROUP, INC.

                                COMBINED BALANCE SHEET
                               AS OF DECEMBER 31, 1996


                           ASSETS

CURRENT ASSETS:
 Cash                                                          $   352,600
 Accounts receivable
  Trade, net                                                    17,048,687
  Other                                                          1,581,471
 Inventory                                                       5,493,772
 Prepaid expenses                                                  969,755
                                                               -----------
     Total current assets                                       25,446,285
                                                               -----------
PROPERTY AND EQUIPMENT, net                                      3,772,309
GOODWILL, net of accumulated amortization of $179,465            4,162,585
OTHER ASSETS                                                       136,953
                                                               -----------
                                                               $33,518,132
                                                               -----------
                                                               -----------
          LIABILITIES AND SHAREHOLDERS' DEFICIT
 CURRENT LIABILITIES:
 Current maturities of notes payable                           $22,601,460
 Note payable, shareholder                                         138,120
 Accounts payable                                                8,521,714
 Accrued liabilities                                             2,076,937
                                                               -----------
     Total current liabilities                                  33,338,231
NOTES PAYABLE, less current maturities                             700,000
                                                               -----------
     Total liabilities                                          34,038,231
                                                               -----------
SHAREHOLDERS' DEFICIT:
 Common stock, $1 par value; 50,000 shares authorized;
     5,000 shares issued and outstanding                             5,000
 Common stock, no par value; 100 shares authorized;
     100 shares issued and outstanding                                   1
 Additional paid-in capital                                      1,247,000
 Retained deficit                                               (1,772,100)
                                                               -----------
     Total shareholders' deficit                                  (520,099)
                                                               -----------
                                                               $33,518,132
                                                               -----------
                                                               -----------

          The accompanying notes are an integral part of this balance sheet.

                        CREATIVE CONCEPTS IN ADVERTISING, INC.
                               AND CREADIS GROUP, INC.


                           COMBINED STATEMENT OF OPERATIONS
                         FOR THE YEAR ENDED DECEMBER 31, 1996
NET SALES                                                      $67,512,993

COST OF GOODS SOLD                                              46,381,906
                                                               -----------
     Gross profit                                               21,131,087

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                    21,537,169
                                                               -----------
     Loss from operations                                         (406,082)

INTEREST EXPENSE                                                 1,185,171

OTHER EXPENSE, net                                                 565,446
                                                               -----------
     Net loss before taxes                                      (2,156,699)

PROVISION FOR INCOME TAXES (Note 2)                                   -
                                                               -----------
     Net loss                                                  $(2,156,699)
                                                               -----------
                                                               -----------


            The accompanying notes are an integral part of this statement.

                        CREATIVE CONCEPTS IN ADVERTISING, INC.
                               AND CREADIS GROUP, INC.


                     COMBINED STATEMENT OF SHAREHOLDERS' DEFICIT
                         FOR THE YEAR ENDED DECEMBER 31, 1996


                              Common    Additional     Retained
                                Stock     Paid-in      Earnings/
                             (Note 2)     Capital      (Deficit)         Total
                               -------  ----------     -----------   ----------
 BALANCE, December 31, 1995    $5,001   $1,247,000      $356,100    $1,608,101

  Foreign currency translation    -          -            28,499        28,499
  Net loss
                                  -          -        (2,156,699)   (2,156,699)
                              -------   ----------   -----------    ----------
 BALANCE, December 31, 1996    $5,001   $1,247,000   $(1,772,100)    $(520,099)
                              -------   ----------   -----------    ----------
                              -------   ----------   -----------    ----------


            The accompanying notes are an integral part of this statement.

                        CREATIVE CONCEPTS IN ADVERTISING, INC.
                               AND CREADIS GROUP, INC.


                           COMBINED STATEMENT OF CASH FLOWS

                         FOR THE YEAR ENDED DECEMBER 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                        $(2,156,699)
  Adjustments to reconcile net loss to net cash used in operating activities-
     Depreciation and amortization                                    989,117
     Changes in assets and liabilities-
       Accounts receivable                                         (3,095,948)
       Inventory                                                     (612,591)
       Prepaid expenses                                              (758,553)
       Other assets                                                   (95,860)
       Accounts payable                                            (4,168,109)
       Accrued liabilities                                            880,073
                                                                   ----------
           Net cash used in operating activities                   (9,018,570)
                                                                   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital expenditures                                              (2,293,218)
 Purchase of PMI (Note 7)                                          (1,161,869)
                                                                   ----------
          Net cash used in investing activities                    (3,455,087)
                                                                   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net borrowings under line-of-credit agreements                    13,403,041
 Net borrowings from shareholder                                      174,880
 Foreign currency translation                                          28,499
 Principal payments on long-term debt                                (892,766)
                                                                   ----------
           Net cash provided by financing activities               12,713,654
                                                                   ----------
NET INCREASE IN CASH                                                  239,997

CASH, beginning of year                                               112,603
                                                                   ----------

CASH, end of year                                                    $352,600
                                                                   ----------
                                                                   ----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION--
 Cash paid for interest                                           $(1,121,517)
                                                                   ----------
                                                                   ----------

SUPPLEMENTAL DISCLOSURES OF NONCASH TRANSACTIONS--
 Purchase of PMI:
  Accounts receivable                                             $  (490,135)
  Inventory                                                        (1,138,243)
  Prepaids                                                           (100,054)
  Property and Equipment                                             (327,961)
  Goodwill                                                         (3,040,071)
  Accounts payable                                                  2,934,595
  Value of note issued                                              1,000,000
                                                                   ----------
          Net cash used to acquire PMI                            $(1,161,869)
                                                                   ----------
                                                                   ----------

            The accompanying notes are an integral part of this statement.

                        CREATIVE CONCEPTS IN ADVERTISING, INC.
                               AND CREADIS GROUP, INC.


                        NOTES TO COMBINED FINANCIAL STATEMENTS
                                  DECEMBER 31, 1996


 1. DESCRIPTION OF THE BUSINESS

    The combined financial statements include the accounts of Creative Concepts in Advertising, Inc. ("CCA") and Creadis Group, Inc. ("Creadis") (referred to combined as the "Company"). CCA includes the accounts of 2100 East Maple, LLC, a real estate holding company privately owned by the majority shareholder of CCA. The majority shareholder of CCA is also the sole shareholder of Creadis. As the entities are under common control, their financial position and results of operations are combined in the accompanying financial statements.

    CCA is a privately held Michigan corporation and Creadis is a privately held Canadian corporation. Both companies are primarily engaged in the sale and distribution of specialty and monogrammed items and other promotional merchandise. A significant portion of the total revenues of the Company is derived from sales made to automotive manufacturers. During 1996, two customers accounted for approximately 38% and 12% of the Company's total revenues.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    REVENUE RECOGNITION

    The Company's revenues are primarily derived from drop shipment sales and sales under its corporate fulfillment program. Revenue under both types of sales is recognized at the time the merchandise is shipped to the customer.

    ACCOUNTS RECEIVABLE

    Accounts receivable includes an allowance for doubtful accounts of approximately $2,558,000 as of December 31, 1996.

    INVENTORY

    Inventory is stated at the lower of cost (determined by the first-in, first-out (FIFO) method) or market.

    PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost and depreciation is calculated primarily using accelerated methods based on the following estimated useful lives:

                 Asset Description                    Asset Life
         ---------------------------------    --------------------------
         Furniture, fixtures and machinery              5-7 years
         Computer equipment                             3-5 years
         Vehicles                                       3-5 years
         Leasehold improvements               Lesser of term of lease or
                                                      useful life
                                              --------------------------
                                              --------------------------


     As of December 31, 1996, property and equipment consist of the following:

         Land                                        $    677,000
         Furniture, fixtures and machinery              2,279,303
         Computer equipment                             2,208,286
         Vehicles                                         229,661
         Leasehold improvements                         1,104,903
                                                      ------------
                                                        6,499,153
         Less- Accumulated depreciation                (2,726,844)
                                                      ------------
                   Net property and equipment        $  3,772,309
                                                      ------------
                                                      ------------


    ACCOUNTS PAYABLE

    Included in accounts payable is approximately $2,583,000 of bank overdrafts.

    COMMON STOCK

    Common stock for CCA includes 50,000 shares authorized with $1 par value, with 5,000 shares issued and outstanding. Creadis common stock includes 100 authorized shares with no par value, with 100 shares issued and outstanding.

    INCOME TAXES

    The Company has elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code. Accordingly, income of the Company is included in the taxable income of its shareholders and the Company does not provide or pay Federal income taxes.

    ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  NOTES PAYABLE

    The Company maintains a loan facility which includes a $25,000,000 revolving line of credit, with interest rates at the bank's prime rate (8.25% at December 31, 1996) or a percentage above the Eurodollar rate. At December 31, 1996, the Company had $21,703,912 outstanding under the line-of-credit agreement. The note is collateralized by substantially all of the Company's assets, requires the maintenance of several financial ratios, and limits shareholder compensation. As of December 31, 1996, the Company was in violation of certain financial ratio covenants. However, this line of credit was paid in full and retired subsequent to year-end (see Note 8).

    Also included in notes payable are two notes totaling $1,597,548. These notes accrue interest at 8%, and are payable in various instalments through 1999. The entire portion of one of the notes is classified as current in the accompanying balance sheet due to its early retirement subsequent to year-end (see Note 8).

4.  LEASES

    The Company leases real estate and equipment under various lease agreements. The real estate lease provides that the Company will pay taxes, maintenance, insurance and other related expenses. Management expects that, in the normal course of business, certain leases will be renewed or replaced by other leases. Future minimum lease payments under these operating leases at December 31, 1996, are approximately $38,000 per month, and expire at various times through December, 2002.

    The Company leases two other facilities from its primary shareholder.
    Total rent expense under these leases for the year ended December 31, 1996, was approximately $800,000. Both of these leases were ammended subsequent to year end in conjunction with the Company's acquisition (See Note 8). Future rent expense under both leases total approximately $36,000 per month. One lease with monthly expense of approximately $25,000 is month-to-month, while the other lease with monthly expense of approximately $11,000 expires in February, 2005.

5.  TRANSACTIONS WITH RELATED PARTIES

    The Company performs billing and collection functions for several companies in unrelated industries owned or partially owned by the Company's primary shareholder. Total net amount due from these companies as of December 31, 1996, is approximately $606,000.

    Included in trade receivables is approximately $880,000 related to sales to a company in an unrelated industry partially owned by the primary shareholder. Total sales made to this company for the year ended
    December 31, 1996, were approximately $156,000.

    The Company has also borrowed money from its primary shareholder. The net amount due to the shareholder as of December 31, 1996, was $138,120. Interest is not charged on loans made to or from the shareholder.

    Included in other receivables is approximately $703,000 of receivables other than those previously discussed within this note due from third parties for various purposes. The primary shareholder of the Company has personally guaranteed the collection of these receivables.

6.  EMPLOYEE BENEFIT PLANS

    During 1996, the Company established a 401(k) savings plan covering substantially all employees. Employees can elect to contribute up to 15% of their gross salary to the plan. The Company provides a 20% match for the first $1,000 contributed by each employee. For 1996, Company contributions to the plan were approximately $7,100.

7.  ACQUISITION

    In July, 1996, the Company acquired Prospective Marketing International ("PMI"), a company operating in the same industry. The acquisition of PMI was accounted for under the purchase method of accounting, and its operations are included in the combined financial statements from the date of acquisition. PMI was acquired for approximately $2,000,000 in cash and long-term notes payable and the assumption of certain liabilities aggregating to $3,284,595. The total purchase price of $5,284,595 resulted in $3,228,302 of goodwill which is amortized over a period of 15 years.

8.  SUBSEQUENT EVENT

    On January 3, 1997, the Company was acquired by HA-LO Industries, Inc. ("HA-LO"), a publicly held specialty advertising company. This acquisition was accounted for by HA-LO as a pooling of interests. The shareholders of the Company surrendered all outstanding stock for 2,835,632 shares of HA-LO common stock.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto to duly authorized.


                                            HA-LO INDUSTRIES, INC.


                                            By:  /s/  Gregory J. Kilrea
                                                ------------------------
                                                 Gregory J. Kilrea
                                                 Chief Financial Officer


Dated:  March 18, 1997